                                                                     Exhibit 4.3


     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. THIS NOTE IS BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION EXCEPT UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF HOLDER'S COUNSEL, OR SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OR ANY STATE OR OTHER SECURITIES LAWS. THIS NOTE IS FURTHER SUBJECT TO RESTRICTIONS CONTAINED IN THE ASSET AND STOCK PURCHASE AGREEMENT DATED AS OF JUNE 30, 1999 BY AND BETWEEN TELEGROUP, INC. AND PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY UPON REQUEST.

                 PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

                         11 1/4% Senior Note Due 2009

No. 1                                                            CUSIP 741929AF0
                                                                     $45,467,000


          Primus Telecommunications Group, Incorporated, a Delaware corporation (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Telegroup, Inc., an Iowa corporation ("Telegroup"), or registered assigns, the principal sum of $45,467,000 United States dollars on January 15, 2009, at the office or agency of the Company referred to below, and to pay interest thereon on July 15, 1999 and semi-annually thereafter on January 15 and July 15 in each year, from June 30, 1999 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 11 1/4% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Notes from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 or July 1 (whether or not a business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and ( to the extent lawful) interest on such defaulted interest at the rate borne by the Notes, may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          The Holder of this Note is entitled to the benefits of the registration rights set forth in Section 6.2.2 of the Asset and Stock Purchase Agreement dated as of June 30, 1999 by and between Telegroup and the Company. In the event that the Company does not cause the Registration Statement to be declared effective by the SEC within one hundred twenty (120) days after the Closing Date (a "Registration Default"), additional cash interest ("Liquidated Damages") shall accrue on this Note commencing upon the occurrence of such Registration Default in an amount equal to .50% per annum of the principal amount of this Note. The amount of Liquidated Damages shall increase by an additional .50% per annum of the principal amount of this Note with respect to each subsequent 90 day period (or portion thereof) until the Registration Default has been cured, up to a maximum rate of Liquidated Damages of 1.5% per annum of the principal amount of this Note. Immediately upon the cure of the Registration Default, there shall be no further accrual of Liquidated Damages with respect to this Note.

          Payment of the principal of (and premium and Liquidated Damages, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that
                                                      --------  -------
payment of interest may be made at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register or (ii) by transfer to an account maintained by the payee located in the United States.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: June 30, 1999                     PRIMUS TELECOMMUNICATIONS GROUP,
                                         INCORPORATED


                                         By  __________________________________

Attest:

______________________________
Authorized Signature



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Dated:  June 30, 1999

This is one of the Notes referred to in the within-mentioned Indenture.

                                         FIRST UNION NATIONAL BANK,
                                               as Trustee


                                         By  __________________________________
                                             Authorized Officer

                            [REVERSE SIDE OF NOTE]

                 PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

                         11 1/4% Senior Notes Due 2009

          This Note is one of a duly authorized issue of notes of the Company designated as its 11 1/4% Senior Notes Due 2009 (herein called the "Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $275,000,000 ($200,000,000 of which was previously issued on January 29, 1999), which may be issued under an indenture, dated as of January 29, 1999, as supplemented by a first supplemental indenture, dated as of June 30, 1999, as the same may be further amended or supplemented from time to time (herein called the "Indenture"), between the Company and First Union National Bank, trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

          The Notes are subject to redemption upon not less than 30 nor more than 60 days notice from time to time on or after January 15, 2004 and prior to Maturity, at the election of the Company, at Redemption Prices (expressed in percentages of principal amount thereof), plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning January 15 of the years indicated:

                                    Redemption
                  2004               105.652%
                  2005               103.750%
                  2006               101.875%
           2007 (and thereafter)     100.000%

          Notwithstanding the foregoing, prior to January 15, 2002, the Company may on any one or more occasions redeem up to 35% of the originally issued principal amount of Notes at a redemption price of 111.25% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the Net Cash Proceeds of one or more Public Equity Offerings; provided (i) that at least 65% of the originally issued
                  --------
principal amount of Notes remains outstanding immediately after giving effect to such redemption and (ii) that notice of such redemption is mailed within 60 days of the closing of each such Public Equity Offering.

          Upon the occurrence of a Change of Control, the Holder of this Note may require the Company, subject to certain limitations provided in the Indenture, to repurchase all or any part of this Note at a purchase price in cash in an amount equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase.

          Under certain circumstances, in the event the Net Cash Proceeds received by the Company from an Asset Sale, which proceeds are not used to (i)
(A) apply an amount equal to such Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Company or Indebtedness of any Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to clause (A), in long-term property or assets of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) and (ii) apply (no later than the end of the 360-day period immediately following the date of receipt of the Net Cash Proceeds from an Asset Sale) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) in accordance with the Indenture, and which proceeds equal or exceed a specified amount and are not applied to purchase 11 3/4% Senior Notes due 2004 of the Company pursuant to a 1997 Senior Notes Offer (as defined in the Indenture), the Company shall be required to make an offer to all Holders to purchase the maximum principal amount of Notes, in an integral multiple of $1,000, that may be purchased out of such amount at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued, unpaid interest and Liquidated Damages, if any, to the date of purchase, in accordance with the Indenture. Holders of Notes that are subject to any offer to purchase shall receive an Excess Proceeds Offer from the Company prior to any related Excess Proceeds Payment Date.

          In the case of any redemption or repurchase of Notes, interest installments and Liquidated Damages, if any, whose Stated Maturity is on or prior to the Redemption Date or Excess Proceeds Payment Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date or Excess Proceeds Payment Date, as the case may be.

          In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided, in the Indenture.

          The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herewith or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest and Liquidated Damages, if any, on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

          If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Notes.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered on the Note Register as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

          THIS NOTE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

          All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                           [FORM OF TRANSFER NOTICE]

          FOR VALUE RECEIVED the undersigned registered holder, hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.


________________________________________________________________________________
(Please print or typewrite name and address including zip code of assignee)


________________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

_________________________________ its attorney to transfer such Note on the books of the Company with full power of substitution in the premises.


          In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of an Effective Registration Statement or (ii) two years after the later of the original issuance of this Note or the last date on which this Note was held by an Affiliate of the Company, the undersigned confirms that without utilizing any general solicitation or general advertising:

                                  [Check One]

[_] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder,

                                       or
                                       --

[_] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If neither of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other dm the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 305 of the Indenture shall have been satisfied.


Date: ______________
                              __________________________________________________

                              NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.


Signature Guarantee/1/: _________________________________________________

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it or such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and that each is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that each is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:_______________
                              __________________________________________________
                              NOTICE: To be executed by an executive officer





___________________________

  /1/Guarantor must be a member of the Securities Transfer Agents Medallion Program ("STAMP"), the New York Stock Exchange Medallion Signature Program ("MSP") or the Stock Exchange Medallion Program ("SEMP").

                      OPTION OF HOLDER TO ELECT PURCHASE


          If you wish to have this Note purchased by the Company pursuant to
Section 1010 or 1017 of the Indenture, check the Box: [_]

          If you wish to have a portion of this Note purchased by the Company pursuant to Section 1010 or 1017 of the Indenture, state the amount (in original principal amount) below:


                                  $__________.


Date:__________

Your Signature:_________________________________________________
               (Sign exactly as your name appears on the other side of this
                Note)


Signature Guarantee/2/:_________________________________________









_______________________________

  /2/Guarantor must be a member of the Securities Transfer Agents Medallion Program ("STAMP"), the New York Stock Exchange Medallion Signature Program ("MSP") or the Stock Exchange Medallion Program ("SEMP").